EXHIBIT 5



                                   May 8, 2007



Sprint Nextel Corporation
2001 Edmund Halley Drive
Reston, Virginia


         Re: 199,636,700 shares of Common Stock, Series 1 (par value $2.00 per share), and the related Rights, issuable pursuant to the 2007 Omnibus Incentive Plan

Gentlemen:

         I have acted as your counsel in connection with the proposed offering and issuance of an aggregate of 199,636,700 shares of your Common Stock, Series 1, and the related Rights (collectively, the "Shares") referred to in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the proceedings taken by your Board of Directors in connection with the approval of the 2007 Omnibus Incentive Plan, the authorization of the Shares and related matters, and I have reviewed such documents, records, and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

         For purposes of the opinion set forth in clause 2 below, I have assumed that your shareholders will approve the 2007 Omnibus Incentive Plan and that the Shares that may be issued under the 2007 Omnibus Incentive Plan will continue to be duly authorized on the dates of such issuances.

         The opinions expressed herein are limited in all respects to the corporate law of the State of Kansas, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. These opinions are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, I am of the opinion that:

         1. Sprint Nextel Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

         2. When the shareholders approve the 2007 Omnibus Incentive Plan, the Shares will be duly and validly authorized, and when (i) the Registration Statement has become effective under the Act and (ii) the Shares are issued and sold in the manner permitted by the 2007 Omnibus Incentive Plan, such Shares will be legally issued, fully paid and nonassessable.

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         I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                              Very truly yours,


                                              /s/ Michael T. Hyde
                                              Michael T. Hyde